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                                                                   EXHIBIT 23(d)

                     [LETTERHEAD OF HUGHES & LUCE, L.L.P.]
                                 JULY 11, 2001

    Hughes & Luce, L.L.P. hereby consents to the filing of the form of its opinion as Exhibit 8(a) to the Registration Statement on Form S-4 of Suiza Foods Corporation, and to the reference to Hughes & Luce, L.L.P. under the caption "Legal Opinions" in the Joint Proxy Statement/Prospectus included therein. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities and Exchange Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,
                                          /s/ HUGHES & LUCE, L.L.P.
                                          Hughes & Luce, L.L.P.